Registration No.: 333-210544

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 5

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

3AM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	7370	35-2553515
(State or other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

2360 Corporate Circle, Suite 400, Henderson, NV 89074-7722
1-702-446-0810
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

InCorp Services, Inc.
2360 Corporate Circle, Suite 400, Henderson, NV 89074-7722

(702) 866-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

William L. Macdonald

Macdonald Tuskey

409-221 West Esplanade

North Vancouver, Canada

Tel. No.: (604) 973-0579 Fax No.: (604) 973-0280

As soon as practicable after the effective date of this registration statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]
Emerging growth Company	[X]

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)

Common Stock, par value $0.001 per share	20,000,000	$0.01	$200,000	$20.14

(1)The registration fee for securities to be offered by the Registrant is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2)Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION ON ______________

3AM TECHNOLOGIES, INC.

20,000,000 SHARES OF COMMON STOCK

3AM TECHNOLOGIES, INC. (“3AM Technologies”, “we”, the “Company”) is offering for sale a maximum of 20,000,000 shares of its common stock at a fixed price of $.01 per share. There is no minimum number of shares that must be sold by us for the offering to close, and therefore we may receive no proceeds or very minimal proceeds from the offering. As such, potential investors may end up obtaining shares in a company that may not receive enough proceeds from the offering to begin operations or where there may be no market for our shares.

We will retain the proceeds from the sale of any of the offered shares that are sold. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Simon Gee and Vice President, Gordon Rioux, will be responsible for the sale of the shares. This prospectus will permit our President and Vice President to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The intended methods of communication include, without limitations, telephone and personal contact. For more information, see the section of this prospectus entitled “Plan of Distribution.”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

The offering will terminate upon the earlier to occur of: (i) the sale of all 20,000,000 shares being offered, or (ii) 90 days after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the 90 day offering period.

We are deemed a shell company as we have minimal assets and operations since inception.

Prior to this registration, there has been no public trading market for the common stock of the Company and it is not presently traded on any market or securities exchange.

3AM Technologies is a development-stage Company which intends to be in the business of sourcing products, design and manufacturing services for North American retailers, distributors and OEM (original equipment manufacturing) of technology products including cables and printed circuit boards.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 30, 2016

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

Overview

3AM TECHNOLOGIES, INC. (“3AM Technologies”, “we”, or “the Company”) was incorporated in the State of Nevada as a for-profit Company on March 13, 2014. We are a development-stage Company which intends to be in the business of sourcing products, design and manufacturing services for North American retailers, distributors and OEM (original equipment manufacturing) of products that include cables and printed circuit boards. We have signed a letter of intent to acquire 3AM Enterprises Inc. which currently operates in that space. The completion of the acquisition is subject to 3AM Enterprises completing its audit to the satisfaction of our management team and our company completing a financing in excess of $25,000.

We intend to continue and grow the existing operations of 3AM Enterprises Inc. Our President is a former employee of 3AM Enterprises Inc. and has extensive knowledge of the business operations. 3AM Enterprises currently provides its products and services to a wide range of manufacturers and retailers including manufacturers of satellite TV receivers and retailers of audio cables. If, for any reason, we are unable to complete our acquisition of 3AM Enterprises, we intend to develop a competing business.

We intend to generate revenue by assisting technology manufacturers and retailers reduce their costs by sourcing their product design, development and manufacturing

The Company intends to compete with other similar companies, but aims to develop a website to promote its services and engage in a more comprehensive marketing program. 3AM Technologies does not currently have a website. That company currently relies on direct selling and referrals to source new clients. However, there can be no assurances that our efforts to expand the marketing effort of 3AM Technologies will succeed, or that we will be able to successfully market the proposed website, if developed. We believe that there is significant growth potential in 3AM Enterprises that can be achieved by expanding the company’s marketing efforts.

While the company has enough funds to operate now, management believes the company’s best chance for long term growth is to complete the acquisition of 3AM Enterprises Inc. and put significant investment into additional marketing.

We expect to spend a significant portion of our existing funds conducting this offering and attempting to achieve a public listing. We believe that we will need to raise a minimum of $100,000, or 50% of our shares being offered, in order to complete our acquisition of 3AM Enterprises, develop a website, engage in a marketing program, as well as to meet our ongoing reporting requirements with the SEC, however, we may require more than this amount in order to reach these goals.

Below is a summary of the gross proceeds, before aggregate offering costs of approximately $40,000, we may receive from the sale of the shares in the Offering:

Percentage of Shares Sold	Shares Sold	Proceeds to the Company
10%	2,000,000	$20,000
25%	5,000,000	$50,000
50%	10,000,000	$100,000
75%	15,000,000	$150,500
100%	20,000,000	$200,000

The offering will terminate upon the earlier to occur of: (i) the sale of all 20,000,000 shares being offered, or (ii) 90 days after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 90 days following the 90 day offering period.

If we are unable to raise sufficient funds to complete the acquisition of 3AM Enterprises, this may prevent us from accomplishing a large portion of our business plan.

Our business office is located at 129 The Queensway, Barrie, ON, Canada L4M 0B1. Our telephone number is 1-702-446-0810. Our United States and registered statutory office is located at 2360 Corporate Circle, Suite 400, Henderson, NV 89074-7722.

Summary of the Offering by the Company

3AM Technologies has 4,500,000 shares of common stock issued and outstanding and is registering an additional 20,000,000 shares of common stock for offering to the public. The Company may endeavor to sell all 20,000,000 shares of common stock after this registration becomes effective. The price at which the Company offers these shares is fixed at $0.01 per share for the duration of the offering. 3AM Technologies will receive all proceeds from the sale of the common stock.

Securities being offered by the Company, common stock, par value $0.001	20,000,000 shares of common stock, par value $0.001 (the “Common Stock”).

Offering price per share by the Company	$0.01 per share of Common Stock.

Number of shares outstanding before the offering of common shares	4,500,000 shares of Common Stock as of the date hereof.

Number of shares outstanding after the offering of common shares if all the shares being offered are sold	24,500,000 shares of Common Stock will be issued and outstanding after this offering is completed if all the shares being offered are sold.

Minimum number of shares to be sold in this offering	None.

Market for the common shares

There is no public market for the common shares. The price per share of Common Stock is $0.01. 3AM Technologies may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

Use of proceeds	3AM Technologies will receive all proceeds from the sale of the common stock. See “Use of Proceeds” section for details.

Termination of the offering

The offering will conclude upon the earlier to occur of: (i) the sale of all 20,000,000 shares of common stock, or (ii) 90 days after this registration statement becomes effective with the Securities and Exchange Commission. 3AM Technologies may at its discretion extend the offering for an additional 90 days.

Terms of the offering	The Company’s President and Vice President will sell the common stock upon effectiveness of this registration statement.

You should rely only upon the information contained in this prospectus. 3AM Technologies has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained in here is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed and you may lose all or part of your investment.

The Company considers the following to be all known material risks to an investor regarding this offering. 3AM Technologies should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Risks Related To Our Financial Condition

THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our auditor’s report on our financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Since our officers may be unwilling or unable to loan or advance additional capital to us, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. You may be investing in a Company that will not have the funds necessary to continue to deploy its business strategies. See “Audited Financial Statements - Auditors Report.”

As the Company has been issued an opinion by its auditors that substantial doubt exists as to whether the Company can continue as a going concern, it may be more difficult for the Company to attract investors.

BECAUSE WE ARE A SHELL COMPANY, YOU WILL NOT BE ABLE TO RESELL YOUR SHARES IN CERTAIN CIRCUMSTANCES, WHICH COULD HINDER THE RESALE OF YOUR SHARES.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act of 1933, as amended (the “Securities Act”), because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i), which will potentially reduce liquidity of our securities. Other implications of us being a shell company are enhanced reporting requirements imposed on shell companies and that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. Additionally, though exemptions, such as Section 4(1) of the Securities Act may be available for non-affiliate holders our shares to resell their shares, because we are a shell company, a holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144. “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities. These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company.

WE ARE A DEVELOPMENT STAGE COMPANY. THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE, AND WE MAY NEVER ACHIEVE PROFITABILITY.

The Company anticipates increases in its operating expenses, without realizing increased revenues from its website. Within the next 12 months, these increases in expenses will be attributed to the cost of (i) acquisition of 3AM Enterprises and start-up costs, (ii) website development, (iii) advertising, (iv) legal and accounting fees at various stages of operation, (v) hiring employees.

In funding its planned acquisition as well as the design and development of its website and marketing program, the Company will incur significant financial losses in the foreseeable future. There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that our marketing program will be successful or that we will be able to grow the business of 3AM Technologies if we complete the acquisition. If we are unable to address these risks, there is a high probability that our business will fail, which will result in the loss of your entire investment.

FAILURE TO RAISE ADDITIONAL CAPITAL TO FUND FUTURE OPERATIONS COULD HARM OUR BUSINESS AND RESULTS OF OPERATIONS.

Our current operating funds are not adequate for corporate existence over the next twelve months. We will require significant capital over the next twelve months, to complete our acquisition of 3AM Enterprises, develop a website and implement and marketing program. While our acquisition target is currently generating revenue, if we are not successful in maintaining and growing the business, we may require additional financing to sustain business operations. The Company’s cash balance as of May 31, 2018, was $ 828 . We will require additional financing in order to maintain its corporate existence and to implement our business plans and strategy. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. No assurance can be given that the Company will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have an adverse effect upon the results of its operations and upon its financial conditions.

Risks Related To This Offering

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our President, Simon Gee, lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our President has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

OUR PRESIDENTAND VICE-PRESIDENT HAVE FULL TIME JOBS WHICH MAY INTERFERE WITH THEIR RESPONSIBILITIES TO US.

Simon Gee, our President, and Gordon Rioux, our Vice-President, each have full-time jobs elsewhere. Mr. Gee and Mr. Rioux each have the flexibility to work on 3AM Technologies up to 20 hours per week. It is possible that our plan of operations may be materially delayed due to their limited work schedule with us.

WE DEPEND ON UNCOMPENSATED EXECUTIVES TO IMPLEMENT OUR BUSINESS PLAN.

We have not paid any salary to Mr. Gee and Mr. Rioux for their services to the Company. We intend to compensate them when we generate revenues. However, there is no guarantee that we will be able to generate revenues or the executive will stay in the Company until it generates revenues. If the executives choose to leave the Company, our plan of operations will be materially delayed.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF OUR PRESIDENT. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of our President, Simon Gee. We currently do not have an employment agreement with Mr. Gee. The loss of his services could have a material adverse effect on our business, financial condition or results of operation.

AS THERE IS NO MINIMUM PURCHASE REQUIREMENT IN CONECTION WITH THIS OFFERING, WE MAY NOT RECIEVE ENOUGH CAPITAL TO IMPLEMENT OUR BUSINESS PLAN.

The Company is not required to sell any specific number or dollar amount of securities and will receive all proceeds from the sale of the common stock. If we are able to only sell a small portion (under 25% of the 20,000,000 shares – see “Use of Proceeds”) or no shares at all, we may not be able to start the implementation our business plan and it may not be sufficient to defray the costs of this offering.

THE OFFERING PRICE OF THE COMMON STOCK WAS ARBITRARILY DETERMINED AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

There is currently no traded public market for the Company’s common stock. There is no assurance that any public market will be established or maintained for the Company’s stock or that the securities will ever trade at a price higher than the offering price. The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed recently and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT.

A purchase of the offered shares is significantly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. The business objectives of the Company are also speculative, and we may be unable to satisfy those objectives. The shareholders of the Company may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in the Company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

WE ARE A DEVELOPMENT STAGE COMPANY AND DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

IN THE EVENT THAT THE COMPANY’S SHARES ARE TRADED, THEY WILL MOST LIKELY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERLY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY’S SHARES.

In the event that our shares are traded, and our stock will most likely trade below $5.00 per share, and our stock will therefore be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Our common stock will probably be considered to be a “penny stock” and will subject to the additional regulations and risks of such a security. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

SINCE OUR COMPANY’S DIRECTORS CURRENTLY OWN 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT OUR DIRECTORS DECISIONS ARE CONTRARY TO THEIR INTERESTS.

The Company’s directors own 100% of the outstanding shares and will own approximately 18.4% of the outstanding shares after this offering is completed, assuming all the shares in the offering are sold. However, in the likely event that the Company sells less than 100% of all of the shares in the offering, the Company’s directors will own significantly more than 20% of the Company’s shares. The following is a chart showing the directors’ approximate ownership after the offering, based on how many shares are sold in the offering:

Percentage of Shares Sold	Approximate Post-Offering Ownership Percentage of Directors
0%	100%
10%	69.2%
25%	47.4%
50%	31%
75%	23.1%
100%	18.4%

As a result of the directors’ ownership, they may be able to elect all of our directors and control the direction of the Company, even if a substantial number of shares are sold in this offering. The Company’s directors’ interests may differ from the interests of other stockholders. Factors that could cause their interests to differ from the interests of other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time they are able to devote to the Company.

Exclusively, our directors will make all decisions regarding the management of the Company’s affairs. Purchasers of the offered shares may not participate in the management of the Company and, therefore, are dependent upon the management abilities of the Company’s directors. The only assurance that the shareholders of the Company, including purchasers of the offered shares, have that the Company’s directors will not abuse their discretion in executing the Company’s business affairs is their fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless that person is willing to entrust all aspects of management to the Company’s directors, or their successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the Company’s management.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTORS' SUBSCRIPTIONS, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

WE ARE AN “EMERGING GROWTH COMPANY,” AND ANY DECISION ON OUR PART TO COMPLY ONLY WITH CERTAIN REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO “EMERGING GROWTH COMPANIES” COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards.

BECAUSE WE HAVE ELECTED TO DEFER COMPLIANCE WITH NEW OR REVISED ACCOUNTING STANDARDS, OUR FINANCIAL STATEMENT DISCLOSURE MAY NOT BE COMPARABLE TO SIMILAR COMPANIES.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates.

OUR STATUS AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT OF 2012 MAY MAKE IT MORE DIFFICULT TO RAISE CAPITAL AS AND WHEN WE NEED IT.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

BECAUSE OUR COMMON STOCK IS NOT REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WE WILL NOT HAVE REPORTING OBLIGATIONS UNDER SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, IN ADDITION, OUR REPORTING OBLIGATIONS UNDER SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE SUSPENDED AUTOMATICALLY IF WE HAVE FEWER THAN 300 SHAREHOLDERS OF RECORD ON THE FIRST DAY OR OUR FISCAL YEAR. FURTHER, WE WILL NOT BE SUBJECT TO SECTION 14 OF THE EXCHANGE ACT.

So long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directs, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) registration statement, and periodic reports we file there under.

Our reporting obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations. Our common shares are not registered under the Securities Exchange Act of 1934, as amended, and we do not intend to register our common shares under the Exchange Act for the foreseeable future, provided that, we will register our common shares under the Exchange Act if we have, after the last day of our fiscal year, more than either (i) 2000 persons; or (ii) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

Further, although, upon the effectiveness of the registration statement of which this prospectus forms a part, we will be required to file annual, quarterly, and current reports pursuant to Section 15(d) of the Exchange Act, as long as our common shares are not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the Securities and Exchange Commission a proxy statement and form of proxy complying with the proxy rules.

BECAUSE OUR COMMON STOCK IS NOT REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WE WILL NOT HAVE REPORTING OBLIGATIONS UNDER REGULATION 13D AND REGULATION 13G.

In addition, so long as our common shares are not registered under the Exchange Act, our Company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which requires the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than five (5%) of the class.

BECAUSE OUR COMMON STOCK IS NOT REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WE WILL NOT HAVE REPORTING OBLIGATIONS UNDER SECTION 14(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

In addition, so long as our common shares are not registered under the Exchange Act, our Company will not be subject to the reporting requirements required under Section 14(D) of the Exchange Act. The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer. A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company’s common stock for a limited period of time. This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on shareholders tendering a fixed number of their shares.

ANY ISSUANCE OF SHARES OF OUR COMMON STOCK OR SENIOR SECURITIES IN THE FUTURE COULD HAVE A DILUTIVE EFFECT ON THE VALUE OF OUR EXISTING SHAREHOLDERS’ SHARES.

If we raise additional funds through the issuance of equity securities or debt convertible into equity securities, the percentage of stock ownership by our existing stockholders would be reduced. In addition, such securities could have rights, preferences, and privileges senior to those of our current stockholders, which could substantially decrease the value of our securities owned by them. Depending on the share price we are able to obtain, we may have to sell a significant number of shares in order to raise the necessary amount of capital. Our stockholders may experience dilution in the value of their shares as a result.

IF SIGNIFICANT BUSINESS OR PRODUCT ANNOUNCEMENTS BY US OR OUR COMPETITORS CAUSE FLUCTUATIONS IN OUR STOCK PRICE, AN INVESTMENT IN OUR STOCK MAY SUFFER A DECLINE IN VALUE.

The market price of our Common Stock may be subject to substantial volatility as a result of announcements by us or other companies in our industry, including our collaborators and competitors. Announcements that may subject the price of our Common Stock to substantial volatility include announcements regarding:

•our operating results, including the amount and timing of revenue generation; and

•significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors.

As a result, we believe that period-to-period comparisons of our results of operations are not meaningful and should not be relied upon as any indication of future performance. Due to all of the foregoing factors, it may be that in some future year or quarter our operating results will be below the expectations of public market analysts and investors. In that event, the price of our Common Stock would likely be materially adversely affected.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading marketing for our Common Stock and there can be no assurance that one will ever develop. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result, holders of our securities may not find purchasers for our securities should they to sell securities held by them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

SECURITIES ANALYST MAY NOT INITIATE COVERAGE OF OUR SHARES OR MAY ISSUE NEGATIVE REPORTS, WHICH MAY ADVERSELY AFFECT THE TRADING PRICES OF THE SHARES.

We cannot assure you that securities analysts will cover our company. If securities analysts do not cover our company, this lack of coverage may adversely affect the trading price of our shares. The trading market for our shares will rely in part on the research and reports that securities analysts publish about us and our business. If one or more of the analysts who cover our company downgrades our shares, the trading price of our shares may decline. If one or more of these analysts ceases to cover our company, we could lose visibility in the market, which, in turn, could also cause the trading price of our shares to decline. Further, because of our small market capitalization, it may be difficult for us to attract securities analysts to cover our company, which could significantly and adversely affect the trading price of our shares.

BECAUSE WE DO NOT ANTICIPATE PAYING ANY CASH DIVIDENDS ON OUR CAPITAL STOCK IN THE FORESEEABLE FUTURE, CAPITAL APPRECIATION, IF ANY, WILL BE YOUR SOLE SOURCE OF GAIN.

We have not declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our Common Stock will be your sole source of gain for the foreseeable future.

OUR COMMON STOCK IS CONSIDERED A ‘PENNY STOCK’, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of Common Stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our Common Stock. As long as our shares of Common Stock are subject to the penny stock rules, the holders of such shares of Common Stock may find it more difficult to sell their securities.

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any dividends in the foreseeable future, but will review this policy as circumstances dictate.

Risks Related to Our Business

THE POTENTIAL ACQUISITION OF 3AM Enterprises Inc. POSES INHERENT RISKS

As our primary business objective is to acquire 3AM Enterprises Inc., the transaction involves inherent risks regarding commercial transactions despite the completion of our due diligence. Subject to the completion of the transaction, common risks include assuming unknown or undiscovered financial liabilities and obligations. As with many businesses, a business may attract liability and obligations over the course of ordinary business operations as well as operations incidental to the business. Even though we intend to purchase only the assets of 3am Enterprises, we cannot be certain that the assets acquired will be free liabilities owed to third parties despite our completion of our due diligence procedures.

BECAUSE OUR MANAGEMENT IS INEXPERIENCED IN OPERATING OUR BUSINESS, OUR BUSINESS PLAN MAY FAIL.

Our management does not have any specific training in running design and sourcing business. With no direct training or experience in this area, our management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing our company. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

ALL OF OUR ASSETS AND ALL OF OUR DIRECTORS AND OFFICERS ARE OUTSIDE THE UNITED STATES, WITH THE RESULT THAT IT MAY BE DIFFICULT OR IMPOSSIBLE FOR INVESTORS TO ENFORCE WITHIN THE UNITED STATES ANY JUDGMENTS OBTAINED AGAINST US OR ANY OF OUR DIRECTORS OR OFFICERS.

All of our assets are located in Canada and we do not currently maintain a permanent place of business within the United States. Consequently, it may be difficult for United States investors to affect service of process within the United States upon our assets or our officers and directors, or to realize in the United States upon judgments of United States courts predicated upon civil liabilities under U.S. Federal Securities Laws. A judgment of a U.S. court predicated solely upon such civil liabilities may not be enforceable in Canada by a Canadian court if the U.S. court in which the judgment was obtained did not have jurisdiction, as determined by the Canadian court, in the matter. There is substantial doubt whether an original action could be brought successfully in Canada against any of our assets or our sole director and officer predicated solely upon such civil liabilities. You may not be able to recover damages as compensation for a decline in your investment.

UNCERTAINTY OF PROFITABILITY

Our business strategy may result in increased volatility of revenues and earnings. As we will only develop a limited number of products and services at a time, our overall success will depend on a limited number of products and services, which may cause variability and unsteady profits and losses depending on the products and services offered.

Our revenues and our profitability may be adversely affected by economic conditions and changes in the market for outsourced design and manufacturing services. Our business is also subject to general economic risks that could adversely impact the results of operations and financial condition.

Because of the anticipated nature of the products and services that we will attempt to develop, it is difficult to accurately forecast revenues and operating results and these items could fluctuate in the future due to a number of factors. These factors may include, among other things, the following:

•Our ability to raise sufficient capital to take advantage of opportunities and generate sufficient revenues to cover expenses.

•Our ability to source strong opportunities with sufficient risk adjusted returns.

•Our ability to manage our capital and liquidity requirements.

•The amount and timing of operating and other costs and expenses.

•The nature and extent of competition from other companies that may reduce market share and create pressure on pricing and investment return expectations.

•Adverse changes in the national and regional economies in which we will participate, including, but not limited to, changes in our performance, capital availability, and market demand.

•Adverse changes in the projects in which we plan to invest which result from factors beyond our control, including, but not limited to, a change in circumstances, capacity and economic impacts.

•Changes in laws, regulations, accounting, taxation, and other requirements affecting our operations and business.

•Our operating results may fluctuate from year to year due to the factors listed above and others not listed. At times, these fluctuations may be significant.

WE MAY NOT BE ABLE TO MARKET OUR WEBSITE SUCCESSFULLY.

The sourcing, design and manufacturing industries are extremely competitive. There are currently numerous other websites on the Internet who offer a similar service to that being offered by 3AM Technologies. A clear marketing plan will have to be put into effect in order to establish a firm client base and to get our website known in the marketplace. If we fail to develop an efficient marking plan, and if we are unable to market our website successfully to the consumer, we will be unable to sustain business operations.

OUR COMPETITION, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR SERVICES BY OUR COMPETITORS, COULD HAVE AN EFFECT ON OUR SUSTAINABILITY.

We are unable to control the timing of announcements or introductions of new or enhanced services by our competitors. For example, many of our current and potential competitors have longer operating histories, may have significantly greater financial, technical, marketing and other resources and larger customer bases than us. Our competitors may develop services that are superior to, or have greater market acceptance than our services. As this industry is constantly changing, we would have to follow the trends of our competitors in order to stay current in the marketplace. Depending on the timing of the changes, we may not have the capital available to make the improvements, and may lose a customer base due to our lack of offerings. The loss of too many customers will result in a loss of revenues and could ultimately lead to the end of operations.

IF WE DO NOT GENERATE ENOUGH REVENUE, THEN WE MAY FAIL TO ACHIEVE PROFITABILITY. CONSEQUENTLY, INVESTORS COULD LOSE THEIR ENTIRE INVESTMENT.

We have not yet begun the initial stages of our business beyond negotiating the terms of our acquisition of 3AM Technologies, Inc. Therefore, we lack the means to evaluate whether we will be able to meet our sales objectives. Based upon current plans, we expect to incur operating losses in future periods due to the expenses associated with developing and marketing our business.

As of the date of this prospectus, we have not earned any revenue. Failure to generate revenue will cause us to go out of business and will result in the complete loss of your investment.

ANY INTELLECTUAL PROPERTY RIGHTS WE DEVELOP MAY BE VALUABLE AND ANY INABILITY TO PROTECT THEM COULD REDUCE THE VALUE OF OUR PRODUCTS, SERVICES AND BRAND.

Any trademarks, trade secrets, copyrights and other intellectual property rights that we develop will be important assets to us. Any summaries or reviews we write ourselves will be available for copyright protection. In addition, if we develop a logo, we may seek trademark protection for it. There can be no assurance that the protections provided by these intellectual property rights will be adequate to prevent our competitors from misappropriating our technology or that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology. There are events that are outside our control that could pose a threat to our intellectual property rights. Additionally, protecting our intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

Our viability will depend, in part, on our ability to develop and maintain the proprietary aspects of our technology and brands to distinguish our products and services from our competitors' products and services. We rely on copyrights, trademarks, trade secrets, and confidentiality provisions to establish and protect our intellectual property.

Any infringement or misappropriation of our intellectual property could damage its value and limit our ability to compete. We may have to engage in litigation to protect the rights to our intellectual property, which could result in significant litigation costs and require a significant amount of our time. In addition, our ability to enforce and protect our intellectual property rights may be limited in certain countries outside the U.S., which could make it easier for competitors to capture market position in such countries by utilizing technologies that are similar to those developed or licensed by us.

Competitors may also harm our sales by designing products that mirror the capabilities of our products or technology without infringing on our intellectual property rights. If we do not obtain sufficient protection for our intellectual property, or if we are unable to effectively enforce our intellectual property rights, our competitiveness could be impaired, which would limit our growth and future revenue.

We may also find it necessary to bring infringement or other actions against third parties to seek to protect our intellectual property rights. Litigation of this nature, even if successful, is often expensive and time-consuming to prosecute and there can be no assurance that we will have the financial or other resources to enforce our rights or be able to enforce our rights or prevent other parties from developing similar technology or designing around our intellectual property.

WE MAY BE SUBJECT TO INTELLECTUAL PROPERTY RIGHTS CLAIMS IN THE FUTURE, WHICH MAY BE COSTLY TO DEFEND, COULD REQUIRE THE PAYMENT OF DAMAGES AND COULD LIMIT OUR ABILITY TO USE CERTAIN TECHNOLOGIES IN THE FUTURE.

Companies in the technology industry own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. As we face increasing competition, the possibility of intellectual property rights claims increases. Our technologies may not be able to withstand any third-party claims or rights against their use. Any intellectual property claims, with or without merit, could be time consuming, expensive to litigate or settle and could divert management resources and attention. An adverse determination also could prevent us from offering our products and services to others and may require that we procure substitute products or services for these members.

With respect to any intellectual property rights claim, we may have to pay damages or stop using technology found to be in violation of a third party’s rights. We may have to seek a license for the technology, which may not be available on reasonable terms and may significantly increase our operating expenses. The technology also may not be available for license to us at all. As a result, we may also be required to develop alternative non-infringing technology, which could require significant effort and expense. If we cannot license or develop technology for the infringing aspects of our business, we may be forced to limit our product and service offerings and may be unable to compete effectively. Any of these results could harm our brand and operating results.

OUR TECHNICAL SYSTEMS ARE VULNERABLE TO INTERRUPTION AND DAMAGE THAT MAY BE COSTLY AND TIME-CONSUMING TO RESOLVE AND MAY HARM OUR BUSINESS AND REPUTATION.

A disaster could interrupt our services for an indeterminate length of time and severely damage our business, prospects, financial condition and results of operations. Our systems and operations will be vulnerable to damage or interruption from fire, floods, network failure, hardware failure, software failure, power loss, telecommunication failures, break-ins, terrorism, war or sabotage, computer viruses, denial of service attacks, penetration of our network by unauthorized computer users and “hackers” and other similar events, and other unanticipated problems.

We may not have developed or implemented adequate protections or safeguards to overcome any of these events. We may also not have anticipated or addressed many of the potential events that could threaten or undermine our technology network. Any of these occurrences could cause material interruptions or delays in our business, result in the loss of data or render us unable to provide services to our consumers. In addition, if anyone can circumvent our security measures, he or she could destroy or misappropriate valuable information or disrupt our operations. Our insurance, if any, may not be adequate to compensate us for all the losses that may occur as a result of a catastrophic system failure or other loss, and our insurers may decline to do so for a variety of reasons.

If we fail to address these issues in a timely manner, we may lose the confidence of our online advertisers, and our revenue may decline and our business could suffer.

OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS

Our Certificate of Incorporation and By-Laws include provisions that eliminate the personal liability of our directors for monetary damages to the fullest extent possible under the laws of the State of Nevada or other applicable law. These provisions eliminate the liability of our directors and our shareholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care. Under Nevada law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director's liabilities under the federal securities laws or the recovery of damages by third parties.

WE MAY BE SUBJECT TO LITIGATION IN THE FUTURE WHICH COULD IMPACT OUR FINANCIAL HEALTH

Currently there are no legal proceedings pending or threatened against us. However, from time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

OUR TRADE SECRETS MAY BE DIFFICULT TO PROTECT

Our success depends upon the skills, knowledge and experience of our scientific and technical personnel, our consultants and advisors, as well as our licensors and contractors. Because we operate in a highly competitive industry, we rely in part on trade secrets to protect our proprietary technology and processes. However, trade secrets are difficult to protect. We enter into confidentiality or non-disclosure agreements with our corporate partners, employees, consultants, outside scientific collaborators, developers and other advisors. These agreements generally require that the receiving party keep confidential and not disclose to third parties confidential information developed by the receiving party or made known to the receiving party by us during the course of the receiving party's relationship with us. These agreements also generally provide that inventions conceived by the receiving party in the course of rendering services to us will be our exclusive property, and we enter into assignment agreements to perfect our rights.

These confidentiality, inventions and assignment agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets also could be independently discovered by competitors, in which case we would not be able to prevent the use of such trade secrets by our competitors. The enforcement of a claim alleging that a party illegally obtained and was using our trade secrets could be difficult, expensive and time consuming and the outcome would be unpredictable. In addition, courts outside the U.S. may be less willing to protect trade secrets. The failure to obtain or maintain meaningful trade secret protection could adversely affect our competitive position.

Risks Related to Our Industry

OUR BUSINESS DEPENDS IN PART ON THE LOW COST MANUFACTURING SERVICES AVAILABE IN ASIA.

The success of our business depends in part on the availability of low cost availability of design and manufacturing services, primarily in Asia and our ability to source these services. If the costs associated with these services increase significantly, for example as a result of significant economic changes overseas, we may not be able to offer our services at competitive rates. This could adversely affect our financial condition.

GOVERNMENT REGULATION COULD ADVERSELY AFFECT OUR BUSINESS PROSPECTS.

We do not know with certainty how existing laws governing issues such as property ownership, copyright and other intellectual property issues, taxation, illegal content, retransmission of media, personal privacy and data protection will apply to the Internet or to the distribution of proprietary content over the Internet. Most of these laws were adopted before the advent of the Internet and related technologies and therefore do not address the unique issues associated with the Internet and related technologies. Depending on how these laws developed and are interpreted by the judicial system, they could have the effect of:

•creating uncertainty in the marketplace that could reduce demand for our products and services;

•increasing our cost of doing business;

•exposing us to significant liabilities associated with content distributed or accessed through our products or services; or

TECHNOLOGICAL INNOVATIONS CHANGE VERY QUICKLY AND OUR SERVICES MAY BECOME OBSOLETE IF WE ARE UNABLE TO UPDATE OUR OFFERING TO KEEP UP WITH TECHNOLOGICAL INNOVATIONS.

New innovations in design and manufacturing may result in our services becoming obsolete very quickly. We will need to constantly update our knowledge of sophisticated design and manufacturing processes, trends in the industry, and in the technology associated with these services. This could be very costly and if lower cost options become available more quickly than initially anticipated, we may not have the finances available to continue operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information contained in this Registration Statement includes forward-looking statements. The statements herein which are not historical reflect our current expectations and projections about the Company’s future results, performance, liquidity, financial condition, prospects and opportunities and are based upon information currently available to the Company and its management and management’s interpretation of what is believed to be significant factors affecting the business, including many assumptions regarding future events. Such forward-looking statements include statements regarding, among other things, (i) our projected sales and profitability; (ii) our growth strategies; (iii) anticipated trends in our industry; (iv) our future financing plans; and (v) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “will,” “shall,” “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” or “project” or the negative of these words or other variations on these words or comparable terminology. Actual results, performance, liquidity, financial condition, prospects and opportunities could differ materially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties and other factors, including the ability to raise sufficient capital to continue the Company’s operations. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Registration Statement generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Registration Statement will in fact occur.

Prospective investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

The specific discussions herein about the Company include financial projections and future estimates and expectations about the Company’s business. The projections, estimates and expectations are presented in this Registration Statement only as a guide about future possibilities and do not represent actual amounts or assured events. All the projections and estimates are based exclusively on the officers of the Company’s own assessment of its business, the industry in which it works and the economy at large and other operational factors, including capital resources and liquidity, financial condition, fulfillment of contracts and opportunities. The actual results may differ significantly from the projections.

Prospective investors should not make an investment decision based solely on the Company’s projections, estimates or expectations.

USE OF PROCEEDS

Our offering is being made on a self-underwritten best efforts basis. No minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. We expect the offering expenses will be approximately $40,000 and we intend to use our current available cash to pay for such expenses.

	If 10% of Shares Sold	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold

Gross proceeds	$20,000	$50,000	$100,000	$150,000	$200,000

WEBSITE
Acquisition of 3AM	-	25,000	25,000	25,000	25,000
Technologies Website Development and Testing	10,000	10,000	10,000	10,000	10,000
Webservers / Hosting	500	500	500	500	500
Marketing	5,000	3,500	32,500	50,000	70,000
Total	$15,500	$39,000	$68,000	$85,500	$105,500

ADMINISTRATION EXPENDITURES
Professional Fees	4,000	4,000	6,000	10,000	12,000
Office, phone and Admin	500	2,000	3,000	5,000	7,500
Employees	-	5,000	23,000	49,500	75,000
Total	$4,500	$11,000	$32,000	$64,500	$94,500

TOTALS	$20,000	$50,000	$100,000	$150,000	$200,000

The above figures represent only estimated costs.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, any historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

PLAN OF DISTRIBUTION

4,500,000 common shares are issued and outstanding as of the date of this prospectus. The Company is offering a maximum of 20,000,000 shares of its common stock on a best efforts basis at a fixed price of $0.01 per share and any funds raised from this offering will be immediately available to us for our use. There will be no refunds. The offering will terminate upon the earlier to occur of: (i) the sale of all 20,000,000 shares; or (ii) 90 days from the date of this prospectus, and may be extended for an additional 90 days if we choose to do so. In the case we extend the offering for an additional 90 days, we will inform our investors by filing a post-effective amendment

There is no minimum number of shares that we have to sell in this offering. All money we receive from the offering will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

Only after the Securities and Exchange Commission declares our registration statement effective do we intend to distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in our Company and in a possible investment in the offering.

We intend to sell the shares in this offering through our President, Simon Gee and Vice President Gordon Rioux. They will not receive any compensation for offering or selling the shares.

Once the registration statement is effective, Simon Gee and Gordon Rioux will contact individuals and corporations with whom they have an existing or past pre-existing business or personal relationship and will attempt to sell them the shares. Upon being declared publicly reporting and upon completion of this Offering, we may consult with financial advisors to explore additional means of raising capital, including potentially by selling additional shares.

Mr. Gee and Mr. Rioux are relying on Rule 3a4-1 of the Securities Act of 1934 to offer the company’s shares without registering as brokers. Mr. Gee and Mr. Rioux are able to rely on Rule 3a4-1 of the Securities Act of 1934 due to the fact that both are: (a) not subject to statutory disqualification pursuant to section 3(a)(39) of the Securities Act of 1933 (see attached); (b) not compensated in connection with their participation by the payment of commissions or other payments based either directly or indirectly on the offering; (c) not an associated person of a broker dealer; (d) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; (e)not brokers or dealers, or have been a broker or dealer, within the preceding 12 months; and (f) both do not participate in selling an offering of securities for any issuer more than once every 12 months.

DESCRIPTION OF SECURITIES

General

We are authorized to issue an aggregate number of 300,000,000 shares of capital stock, of which all 200,000,000 shares are Common Stock, $0.001 par value per share and 100,000,000 shares are Preferred Stock, $0.001 par value per share.

Common Stock

We are authorized to issue 200,000,000 of Common Stock, $0.001 par value per share. Currently we have 4,500,000 shares of Common Stock issued and outstanding.

Each share of Common Stock shall have one (1) vote per share for all purpose. Our Common Stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are not entitled to cumulative voting for election of our Board.

Preferred Stock

We are authorized to issue 100,000,000 shares of preferred stock, $0.001 par value per share. Currently we have NIL shares of Preferred Stock issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our Board and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

We have not yet appointed a transfer agent however we expect to do so in the near future.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

W.L. Macdonald Law Corporation will pass on the validity of the common stock being offered pursuant to this registration statement.

The financial statements for the years ended May 31, 2018 and 2017 included in this prospectus and the Registration Statement have been audited by MaloneBailey LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The financial statements of 3AM Enterprises Inc. for the years ended September 30, 2017 and 2016 included in this prospectus and the Registration Statement have been audited by Saturna Group Chartered Professional Accountants, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

Corporate History

We were incorporated in the state of Nevada on March 13, 2014 and our principal business address is 129 The Queensway, Barrie, ON, Canada L4M 0B1. Our telephone number is 1-702-446-0810. Our United States and registered statutory office is located at 2360 Corporate Circle, Suite 400, Henderson, NV 89074-7722, telephone number (702) 866-2500.

Our Business

Our goal is to acquire 3AM Enterprises Inc., which is in the business of sourcing products, design and manufacturing services for North American retailers, distributors and OEM (original equipment manufacturing) of products that includes cables and printed circuit boards. We have signed a letter of intent to acquire 3AM Enterprises Inc. The completion of the acquisition is subject to 3AM Technologies completing a financing in excess of $25,000. The sale of varying levels of the shares offered will affect the operations and activities contemplated below. After the completion of the offering, management will determine how to best allocate the proceeds received.

We intend to use the majority of the net proceeds of this offering to complete our planned acquisition and grow our company. We intend to generate revenue through the sale, design and manufacturing sourcing of components and products for North American retailers OEM technology products. The initial focus of our business will service retailers of cables and printed circuit boards.

The Company intends to compete with other similar companies, but aims to develop a website to promote its services and engage in a more comprehensive marketing program. 3AM Technologies does not currently have a website. That company currently relies on direct selling and referrals to source new clients. However, there can be no assurances that our efforts to expand the marketing effort of 3AM Technologies will succeed, or that we will be able to successfully market the proposed website, if developed. We believe that there is significant growth potential in 3AM Enterprises that can be achieved by expanding the company’s marketing efforts.

Management expects to have to invest in ongoing development and expansion of the Company’s services in order to remain competitive.

Other than as disclosed herein, 3AM Technologies has no plans to change its business activities or to combine with another unrelated business and is not aware of any circumstances or events that might cause this plan to change.

If we are unable to raise sufficient funds to complete our acquisition of 3AM Enterprises, this may prevent us from accomplishing our business plan.

In addition, there can be no assurances that our efforts to develop the proposed website will succeed, or that we will be able to successfully market the proposed website, if developed.

We are not a blank check company. Rule 419 of Regulation C under the Securities Act of 1933 defines a “blank check company” as a (i) development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person, and (ii) is issuing a penny stock. Accordingly, we do not believe that our Company may be classified as a “blank check company” because we intend to engage in a specific business plan and do not intend to engage in any merger or acquisition with an unidentified company or other entity.

Market Opportunity

As the technology industry continues to grow, management believes that companies in a wide range of businesses will increasingly outsource design, development and manufacturing of specific components. Sourcing these components requires a level of expertise across languages and cultures. We have identified a company, 3AM Enterprises, in this space that has existing clients and revenue that we believe has significant growth potential. We have signed a letter of intent to acquire 3AM Technologies. We intend to grow the business by developing and implementing a targeted marketing program, an aspect which we believe is significantly lacking in the existing business.

Even if we are not successful in completing our acquisition of 3AM Enterprises, we believe that a sufficient market opportunity exists to develop a business in this area.

Marketing

We plan to develop a website for the 3AM Enterprises even if we are unsuccessful at completing our planned acquisition. We plan to use the major search engines as well as other forms of internet advertising and partnerships with websites of other companies that service retailers of OEM products, specifically providers of cables and printed circuit boards, to attract visitors to our website. A key aspect of generating traffic is a website’s ranking in the major search engines, particularly Google. We intend to focus part of our marketing effort on getting our website ranked as highly as possible in the major search engines. This may include various search engine optimization (SEO) techniques such as the use of meta tags throughout our website, internal linking to optimize the ability of search engines to ‘spider’ our website and soliciting and/or purchasing back links, whereby other websites link to ours. In addition to SEO strategies, we may purchase Google AdWords advertisements. AdWords offers pay-per-click (PPC) advertising, cost-per-thousand (CPM) advertising, and site-targeted advertising for text, banner, and rich-media ads. The AdWords program includes local, national, and international distribution. Advertisers select the words that should trigger their ads and the maximum amount they will pay per click or per thousand exposures.

We also intend to engage in targeted direct mailing and cold calls. We intend to research potential sales targets using the internet and may also purchase qualified lists from third party marketing agencies.

Intellectual Property

We intend, in due course, subject to legal advice, to apply for trademark protection and/or copyright protection in the United States and other jurisdictions. In that regard, any summaries or reviews we write ourselves will be available for copyright protection. In addition, if we develop a logo, we may seek trademark protection for it.

We intend to aggressively assert our rights trademark and copyright laws to protect our intellectual property, including product technology, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our Company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations. We are subject to the laws and regulations of those jurisdictions in which we plan to sell advertising, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Employees and Employment Agreements

As of the date of this prospectus, the Company’s employees include its President, Simon Gee, and Vice President, Gordon Rioux. Mr. Gee is employed elsewhere and has the flexibility to work on 3AM Technologies up to 20 hours per week. He is prepared to devote more time to our operations as may be required and as our finances permit. Mr. Rioux is also employed elsewhere and has the flexibility to work on 3AM Technologies up to 20 hours per week. He is prepared to devote more time to our operations as may be required and as our finances permit. Neither is being paid at present by 3AM Technologies. Based on the success of this offering, Mr. Gee and Mr. Rioux plan on increasing the percentage of their respective working hours devoted to the company.

Currently, we have not entered into an employment agreement with our President, Simon Gee, or our Vice President Gordon Rioux. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future. Management does not plan to hire additional employees at this time. Depending on the success of this offering we plan to retain website development, sales and SEO consulting staff initially on a contract basis. Our two officers and directors will be responsible for the initial website management, sales and client relations functions. Once the Company completes its planned acquisition of 3AM Enterprises and launches its website, it may hire a part time sales associate.

Mr. Gee has managed the Company since inception. Mr. Rioux joined the Company and has been in his current capacity since August 8, 2014. Mr. Gee and Mr. Rioux are also the sole directors of the Company.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 129 The Queensway, Barrie, ON, Canada L4M 0B1. Our telephone number is 1-702-446-0810. We do not have a lease agreement for this property. This property is leased by our Vice President, Gordon Rioux, and he allows us to use the space to run the business at no cost.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims against the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTC Markets upon the effectiveness of the Registration Statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTC Markets or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this Registration Statement, we had 2 holders of our common stock.

Rule 144 Shares

As of the date of this Registration Statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

In general, under Rule 144, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock for at least six months would be entitled to sell them without restriction, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

A person who is an affiliate and who has beneficially owned shares of our company’s common stock for at least six months, subject to the continued availability of current public information about us, is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.one percent of the number of shares of our company’s common stock then outstanding, which, in our case, will equal approximately 150,000 shares as of the date of this Prospectus; or

2.the average weekly trading volume of our company’s common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Rule 144 is not available for either a reporting or non-reporting shell company, as defined under Rule 405 of the Securities Act, unless our company: has ceased to be a shell company; is subject to the Exchange Act reporting obligations; has filed all required Exchange Act reports during the preceding twelve months; and at least one year has elapsed from the time the company filed with the SEC, current Form 10 type information reflecting its status as an entity that is not a shell company.

Stock Option Grants

We do not have a stock option plan in place and have not granted any stock options at this time.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

Over the 12 month period from the completion of our offering, if we have raised enough funds, we intend to complete our acquisition of 3AM Enterprises and design, launch and market our website. Management believes that selling 50% of the proposed offering should constitute sufficient funds to set our business plan in motion. We intend to use all the proceeds from the offering over the 12 month period after completion thereof. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. We expect the offering expenses will be approximately $40,000 and we intend to use our current available cash to pay for such expenses.

	If 10% of Shares Sold	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold

Gross proceeds	$20,000	$50,000	$100,000	$150,000	$200,000

WEBSITE
Acquisition of 3AM	-	25,000	25,000	25,000	25,000
Technologies Website Development and Testing	10,000	10,000	10,000	10,000	10,000
Webservers / Hosting	500	500	500	500	500
Marketing	5,000	3,500	32,500	50,000	70,000
Total	$15,500	$39,000	$68,000	$85,500	$105,500

ADMINISTRATION EXPENDITURES
Professional Fees	4,000	4,000	6,000	10,000	12,000
Office, phone and Admin	500	2,000	3,000	5,000	7,500
Employees	-	5,000	23,000	49,500	75,000
Total	$4,500	$11,000	$32,000	$64,500	$94,500

TOTALS	$20,000	$50,000	$100,000	$150,000	$200,000

The above figures represent only estimated costs.

Within 90 days of the completion of our offering, the Company, if sufficient funds are raised, intends to complete its acquisition of 3AM Enterprises. If we do not raise sufficient funds or do not complete the acquisition for any other reason, we intend to develop a similar business to 3AM Enterprises. We then intend to commence development of a website for the Company as well as a marketing plan.

We do not know whether the website developer we ultimately select will also offer front end graphic design services for the web interface or if we will choose to use the same firm to develop both aspects of the website. These aspects require different types of expertise. We may need to hire a separate graphics design firm to complete the look and feel of the website. During the course of the website’s development we will strive to optimize the site for registration in the search engines.

Based on our initial research, we believe development of the website to take between 3 – 4 months. During the development of the website, we will plan our marketing and sales strategy. If we sell 50% of the proposed offering, we will likely hire a part-time sales person to assist in growing our business. If we sell 75% of the proposed offering, we will likely hire a full-time sales representative to solicit clients and maintain customer relations. If we sell the entire proposed offering, we will likely hire a full-time sales representative as well as a part-time sales representative.

We plan to spend the remainder of the 12 months after this offering focused on marketing our website and our business. We plan to register our website in a large number of search engines, using various SEO techniques, and may also purchase AdWords on Google.

If we are unable to complete the acquisition of 3AM Enterprises, develop our website development or marketing efforts because we do not have enough resources, we believe that we will have to cease operations until we raise money. Attempting to raise capital after failing in any phase of our website development plan would be difficult. As such, if we cannot secure additional proceeds we may have to cease marketing our website which may negatively affect investors’ investment.

Results of Operations

For the Year Ended May 31, 2018 and 2017

	Year Ended May 31, 2018		Year Ended May 31, 2017
Revenues	$	Nil	$	Nil
Total operating expenses		26, 777		26,089

Net loss		$(26, 777 )	$	(26,089)

Revenues

For the years ended May 31, 2018 and May 31, 2017 , we generated no revenues.

Operating Expenses

We incurred total operating expenses of $26,777 for the year ended May 31, 2018 compared to $26,089 for the year ended May 31, 2017, which consisted of general and administrative expenses for both periods. Our general and administrative expenses were comprised of $Nil in stock-based compensation to our founders and third-party service providers, $Nil in professional fees, and $26,777 in other general and administrative expenses for the year ended May 31, 2018.

Our general and administrative expenses were comprised of $Nil in stock-based compensation to our founders and third-party service providers, $Nil in professional fees, and $26,089 in other general and administrative expenses for the year ended May 31, 2017.

Net Loss

We had a net loss of $26,777 for the year ended May 31, 2018 due to incurred operating expenses and no revenues.

Our revenue for the year ended May 31, 2018 was $Nil, and expenses for the year ended May 31, 2018 were $26,777, resulting in a net loss of $26,777.

We had a net loss of $26,089 for the year ended May 31, 2017 due to incurred operating expenses and no revenues.

Capital Resources and Liquidity

As of May 31, 2018, we had $828 in cash.

Our Company has a minimum cash burn rate of $5,000 per month mainly for legal and accounting expenses. Our Company anticipates that the current available cash will last for 7 to 8 months. We hope to raise capital from this offering to continue our operations and start generate revenues. If our Company does not realize revenues, then our Company intends to secure additional financing through the sale of its securities, however, there can be no assurance that our Company will be successful in selling its securities or the terms will be favorable to our Company.

Management may decide, based on market conditions, to seek future private placements if management believes such private placements are in the best interests of our Company. We believe we will be able to generate advertising sales revenue within one hundred and twenty (120) days of the launch of our website.

We estimate that we will need to raise at least $100,000 to develop a first version of our planned website and fund our planned operations, including public company reporting costs, for twelve months from the date of the prospectus.

We are highly dependent upon the success of the public offering described herein.

We do not anticipate researching any further products or services nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees other than those noted above.

If we are unable to raise sufficient funds to pay for the development of our website, this may prevent us from accomplishing our business plan.

Off-balance sheet arrangements

Our Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on our Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with our Company is a party, under which our Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Critical Accounting Policies and Estimates

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Our Company regularly evaluates estimates and assumptions related to the recoverability of long-lived assets, donated expenses and deferred income tax asset valuation allowances. Our Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by our Company may differ materially and adversely from our Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

Our Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

Financial Instruments

The fair values of financial instruments which include cash and amounts due to related parties were estimated to approximate their carrying values due to the immediate or relatively short maturity of these instruments.

Our Company’s operations and financing activities are conducted primarily in United States dollars, and as a result our Company is not subject to significant exposure to market risks from changes in foreign currency rates. Management has determined that our Company is not exposed to significant credit risk.

Loss per Share

Our Company computes net loss per share in accordance with ASC 260 "Earnings per Share". ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

Income Taxes

Our Company accounts for income taxes using the asset and liability approach. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized

Recent Accounting Pronouncements

Our Company adopted new accounting guidance on business combinations. This new accounting guidance broadens the scope of business combinations, extending its applicability to all transactions and other events in which one entity obtains control over one or more other businesses. It broadens the fair value measurement and recognition of assets acquired, liabilities assumed and interests transferred as a result of business combinations. It also expands on required disclosures to improve the statement users’ abilities to evaluate the nature and financial effects of business combinations. The adoption of this guidance did not have a material impact on our Company’s financial statements.

Our Company does not expect the adoption of any other recently issued accounting pronouncements to have a significant effect on its financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our Company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Directors and Executive Officers

Our directors hold office until their successors are elected and qualified, or until their deaths, resignations or removals. Our officers hold office at the pleasure of our board of directors, or until their deaths, resignations or removals.

Our directors and executive officers, their ages, positions held, and durations of such are as follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed
Simon Gee	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director	39	March 13, 2014

Gordon Rioux	Vice President and Director	44	November 26, 2014

Business Experience

The following is a brief account of the education and business experience of our directors and executive officers during at least the past five years, indicating their principal occupations and employment during the period, and the name and principal business of the organization in which such occupations or employment were carried on.

Simon Gee, President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director

Mr. Gee obtained a Bachelor of Fine Arts: Art History from Concordia University, Montreal in May 2008. Since Jan. 2003, Mr. Gee has worked as a Freelance Graphic Artist and Creative Services Designer. His services include producing and designing graphic visual art for a wide range of clients. From September to December of 2012, Mr. Gee worked for 3AM Enterprises Inc. as both a graphic designer and department head. His duties included photo editing, product shipping and receiving and client relations. Mr. Gee currently spends approximately 20 hours per week providing services to our company which represents approximately 30% of his working hours.

Gordon Rioux, Vice President and Director

Mr. Rioux obtained a Diploma in Digital Electronics and a Certificate in Mathematical Tutorial Instructor at Herzing College in 1994 in Ottawa, Ontario. Since February 2007, Mr. Rioux has been employed by Skyewood Contractors in Ontario Canada where he performs home renovations including the installation and wiring of electronic systems. Mr. Rioux currently spends approximately 20 hours per week providing services to our company which represents approximately 30% of his working hours.

Conflicts of Interest

At the present time, the Company does not foresee any direct conflict between either Mr. Gee’s or Mr. Rioux’s other business interests and their involvement in 3AM Technologies.

During the past ten years, Mr. Gee and Mr. Rioux have not been the subject of the following events:

1.A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

(i)Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)Engaging in any type of business practice; or

(iii)Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i)Any Federal or State securities or commodities law or regulation; or

(ii)Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

(iii)Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers hold their offices until they resign, are removed by the Board, or their successor is elected and qualified.

EXECUTIVE COMPENSATION

3AM Technologies has made no provisions for paying cash or non-cash compensation to either of its two officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers for all services rendered in all capacities to us for their appointment for the period ended May 31, 2018 .

Name and		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Simon Gee	2017	−	−	−	−	−	−	−	−
President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director	2018	−	−	−	−	−	−	−	−
Gordon Rioux	2017	−	−	−	−	−	−	−	−
Vice-President and Director	2018	−	−	−	−	−	−	−	−

We have not paid any salaries to date. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

Equity Awards

We have not awarded any shares of stock, options or other equity securities to our directors or executive officers since our inception. We have not adopted any equity incentive plan. There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of 3AM Technologies has not adopted a stock option plan. The Company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. 3AM Technologies may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

DIRECTOR COMPENSATION

Our directors are not compensated for their services. The board has not implemented a plan to award options to our director. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

The table below summarizes all compensation awarded to, earned by, or paid to our directors for the period ended May 31, 2018 .

Name and		Fees earned of Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)
Simon Gee	2017	−	−	−	−	−	−	−
President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director	2018	−	−	−	−	−	−	−
Gordon Rioux	2017	−	−	−	−	−	−	−
Vice-President and Director	2018	−	−	−	−	−	−	−

Employment Contracts

We have no employment contracts with any of our officers or directors.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans.

Compensation of Directors

We do not pay our directors any money and we have no plans to pay our directors any money in the future.

Indemnification

Under our Articles of Incorporation and Bylaws of the Company, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of May 31, 2018 with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at the address of 129 The Queensway, Barrie, ON, Canada, L4M 0B1

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percentage of Class(1)
Simon Gee	Common Stock	3,500,000	Direct	78.0%

Gordon Rioux	Common Stock	1,000,000	Direct	22.0%

Directors and Executive Officers	Common Stock	4,500,000		100%
(2 – as a group)

(1) Based on 4,500,000 shares of our common stock outstanding as of the date hereof.

Depending on the success of this offering, our officers and directors may continue to own the majority of our common stock after the offering. Since they may continue control the Company after the offering, investors may be unable to change the course of the operations. Thus, the shares we are offering may lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

On February 2, 2015 we issued 3,500,000 shares of our common stock to our director Simon Gee at a price of $0.01, for total proceeds of $35,000. On November 26, 2014 we issued 1,000,000 shares of our common stock to Gordon Rioux at a price of $0.01 per share, for total proceeds of $10,000. The shares were issued to both subscribers pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation S of the Securities Act of 1933 on the basis that the subscribers represented to us that they were not a “U.S. Person” as such term is defined in Regulation S.

From time to time the Company borrows money from its directors. For the year ended May 31, 2018 , the amounts due to related parties are $10,012. These advances were made by Mr. Gee and bear no interest and they are due on demand.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement under the Securities Act for the common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.

All of our filings with the SEC are available to the public at the SEC's Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. State that the public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission and state the address of that site (http://www.sec.gov).

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is May 31. Provided herein are:

•Our audited financial statements for the nine month period ended May 31, 2018 and May 31 , 2017

•The unaudited financial statements of 3AM Enterprises Inc. for the nine month period ended June 30, 2018

•The audited financial statements of 3AM Enterprises Inc. for the years ended September 30, 2017 and September 30, 2016

•The unaudited pro forma financial statements of 3AM Technologies Inc. as at May 31, 2018

3am Technologies, Inc.

May 31, 2018

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

3am Technologies, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of 3am Technologies, Inc. (the “Company”) as of May 31, 2018 and 2017, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company's auditor since 2015.

Houston, Texas

September 24, 2018

3am Technologies, Inc.

Balance Sheet

	May 31, 2018	May 31, 2017
ASSETS
Current Assets

Cash	$828	$15,123
Prepaid Expenses	1,871	4,137

Total Current Assets	$2,699	$19,260

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities

Accounts payable and accrued liabilities	$18,075	$17,859
Due to related parties	10,012	12

Total Current Liabilities	28,087	17,871

Stockholders’ Equity (Deficit)

Preferred stock
Authorized: 10,000,000 shares, par value $0.001
NIL shares issued and outstanding	-	-
Common stock
Authorized: 20,000,000 shares, par value $0.001
4,500,000 shares issued and outstanding, May 31, 2018 and May 31, 2017 respectively	4,500	4,500

Additional paid-in capital	40,500	40,500

Accumulated Deficit	(70,388)	(43,611)

Total Stockholders’ Equity (Deficit)	(25,388)	1,389

Total Liabilities and Stockholders’ Equity (Deficit)	$2,699	$19,260

(The accompanying notes are an integral part of these financial statements)

3am Technologies, Inc.

Statements of Operations

	For the Year Ended May 31, 2018	For the Year Ended May 31, 2017
Operating Expenses

General and administrative	$26,777	$26,089

Total Operating Expenses	26,777	26,089

Net Loss	$(26,777)	$(26,089)

Net Loss Per Common Share – Basic and Diluted	$(0.01)	$(0.01)

Weighted Average Common Shares Outstanding – Basic and Diluted	4,500,000	4,500,000

(The accompanying notes are an integral part of these financial statements)

3am Technologies, Inc.

Statements of Changes in Stockholders’ Equity (Deficit)

For the years ended May 31, 2018 and May 31, 2017

			Additional Paid-in Capital	Accumulated Deficit	Total
	Common Stock
	Shares	Amount

Balance – May 31, 2016	4,500,000	$ 4,500	$ 40,500	$ (17,522)	$ 27,478

Net loss	-	-	-	(26,089)	(26,089)

Balance – May 31, 2017	4,500,000	4,500	40,500	(43,611)	1,389

Net loss	-	-	-	(26,777)	(26,777)

Balance – May 31, 2018	4,500,000	$ 4,500	$ 40,500	$ (70,388)	$ (25,388)

(The accompanying notes are an integral part of these financial statements)

3am Technologies, Inc.

Statements of Cash Flows

	For the Year Ended May 31, 2018	For the Year Ended May 31, 2017
Operating Activities

Net loss	$(26,777)	$(26,089)
Adjustments to reconcile net loss to net cash used in Operating activities:

Changes in operating assets and liabilities:
Prepaid Expenses	2,266	(3,682)
Accounts payable and accrued expenses	216	11,859
Net cash used in operating activities	(24,295)	(17,912)

Financing Activities
Due to related parties	10,000	-
Net cash provided by financing activities	10,000	-

Net Increase in Cash	(14,295)	(17,912)

Cash, Beginning of Period	15,123	33,035

Cash, End of Period	$828	$15,123

Supplemental Disclosures

Interest paid	$-	$-
Income taxes paid	$-	$-

(The accompanying notes are an integral part of these financial statements)

3am Technologies, Inc.

Notes to the Financial Statements

1. Nature of Operations and Going Concern

3am Technologies, Inc. (the “Company”) was incorporated in the state of Nevada on March 13, 2014.  The Company is in the early stage since its formation and has not commenced business operations.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize it assets and discharge its liabilities in the normal course of business. During the year ended May 31, 2018, the Company has an accumulated deficit and net loss. The Company intends to be in the business of sourcing parts and processes to assist manufacturers of various electronic products.  The Company intends to service a wide range of clients from manufacturers of satellite receivers, computer circuit boards and cables. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2. Summary of Significant Accounting Policies

a)Basis of Presentation

These financial statements and notes are presented in accordance with accounting principles generally accepted in the United States. The Company’s fiscal year end is May 31.

b)Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

d)Financial Instruments

The fair values of financial instruments which include cash and amounts due to related parties were estimated to approximate their carrying values due to the immediate or relatively short maturity of these instruments.

The Company’s operations and financing activities are conducted primarily in United States dollars, and as a result the Company is not subject to significant exposure to market risks from changes in foreign currency rates.  Management has determined that the Company is not exposed to significant credit risk.

3am Technologies, Inc.

Notes to the Financial Statements

2. Summary of Significant Accounting Policies (continued)

e)Loss per Share

The Company computes net loss per share in accordance with ASC 740 " Earnings per Share ". ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

f)Income Taxes

The Company accounts for income taxes using the asset and liability approach.   Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

g)Related parties

The Company follows ASC850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

h)Recent Accounting Pronouncements

There were recently issued updates most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on our financial position, results of operations or cash flows.

3. Related Party Transactions

a) During the year ended May 31, 2018, the Company borrowed $10,000 from its President.  As at May 31, 2018 and 2017, the Company was indebted to the President of the Company in the amount of $10,012 and $12, respectively, which is non-interest bearing, unsecured, and due on demand.

b)The Company’s office space is provided by management at no cost.

3am Technologies, Inc.

Notes to the Financial Statements

4. Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has incurred a net operating loss of $70,388 which start to expire in 2035. The Company has adopted ASC 740, “ Accounting for Income Taxes ”, as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for non-capital losses carried forward. The potential benefit of the net operating loss has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the loss carried forward in future years. Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years. All tax returns for the Company remain open.

The 2017 Act reduces the corporate tax rate from 34% to 21% for tax years beginning after December 31, 2017. For net operating losses (NOLs) arising after December 31, 2017, the 2017 Act limits a taxpayer’s ability to utilize NOL carryforwards to 80% of taxable income. In addition, NOLs arising after 2017 can be carried forward indefinitely, but carryback is generally prohibited. NOLs generated in tax years beginning before January 1, 2018 will not be subject to the taxable income limitation. The 2017 Act would generally eliminate the carryback of all NOLs arising in a tax year ending after 2017 and instead would permit all such NOLs to be carried forward indefinitely.

The income tax benefit differs from the amount computed by applying the federal income tax rate to net loss before income taxes for the period ended May 31, 2018 and 2017 as a result of the following:

	2018 $	2017 $

Income tax benefit computed at statutory rates	14,781	9,158
Valuation allowance	(14,781)	(9,158)

Provision for income taxes	-	-

Significant components of the Company’s deferred tax assets and liabilities as at May 31, 2018 and 2017, after applying enacted corporate income tax rates, are as follows:

	2018 $	2017 $

Deferred income tax asset

Net operating loss carried forward	70,388	43,611

Valuation allowance	(70,388)	(43,611)

Net deferred income tax asset	-	-

5. Subsequent events

On July 19, 2018, the President of the Company loaned $7,500 to the Company, the loan is non-interest bearing, unsecured and due on demand.

3AM ENTERPRISES INC.

Condensed Financial Statements

June 30, 2018

(Expressed in Canadian dollars)

(unaudited)

3AM ENTERPRISES INC.

Condensed Balance Sheets

(Expressed in Canadian dollars)

	June 30, 2018 $	September 30, 2017 $
	(unaudited)
ASSETS

Current assets

Cash	12,783	15,585
Accounts receivable	881	–
Amounts receivable	3,224	3,502
Corporate taxes receivable	4,469	4,469
Inventory (Note 3)	13,152	8,427

Total assets	34,509	31,983

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities

Accounts payable and accrued liabilities	12,521	2,406
Due to related party (Note 4)	11,145	11,145

Total liabilities	23,666	13,551
Basis of presentation (Note 1)

Stockholders’ equity

Common stock
Authorized: unlimited common shares, no par value 1,000 shares issued and outstanding	100	100
Retained earnings	10,743	18,332

Total stockholders’ equity	10,843	18,432

Total liabilities and stockholders’ equity	34,509	31,983

The accompanying notes are an integral part of these condensed financial statements)

3AM ENTERPRISES INC.

Condensed Statements of Operations and Comprehensive Income

(Expressed in Canadian dollars)

(unaudited)

	Three months ended	Three months ended	Nine months ended	Nine months ended
	June 30,	June 30,	June 30,	June 30,
	2018	2017	2018	2017
	$	$	$	$

Revenue	6,558	6,017	14,647	11,262
Cost of sales	3,584	3,263	6,276	4,475

Gross margin	2,974	2,754	8,371	6,787

Operating expenses

General and administrative	(309)	62	187	255
Professional fees	1,425	780	15,773	780

Total operating expenses	1,116	842	15,960	1,035

Net income (loss) and comprehensive income (loss)	1,858	1,912	(7,589)	5,752

The accompanying notes are an integral part of these condensed financial statements)

3AM ENTERPRISES INC.

Condensed Statements of Cash Flows

(Expressed in Canadian dollars)

(unaudited)

	Nine months ended	Nine months ended
	June 30,	June 30,
	2018	2017
	$	$

Operating activities

Net income (loss) for the period	(7,589)	5,752

Changes in operating assets and liabilities:

Accounts receivable	(881)	(2,617)
Amounts receivable	278	1,072
Corporate taxes receivable	–	(2,501)
Inventory	(4,725)	1,212
Accounts payable and accrued liabilities	10,115	1

Net cash provided by (used) in operating activities	(2,802)	2,919

Increase (decrease) in cash	(2,802)	2,919

Cash, beginning of period	15,585	11,155

Cash, end of period	12,783	14,074

The accompanying notes are an integral part of these condensed financial statements)

3AM ENTERPRISES INC.

Notes to the Condensed Financial Statements

June 30, 2018

(Expressed in Canadian dollars)

(unaudited)

1.Basis of Presentation

The accompanying interim condensed financial statements of 3AM Enterprises, Inc. (the “Company”) should be read in conjunction with the financial statements and accompanying notes for the fiscal year ended September 30, 2017. In the opinion of management, the accompanying condensed financial statements reflect all adjustments of a recurring nature considered necessary to present fairly the Company’s financial position and the results of its operations and its cash flows for the periods shown.

The preparation of these condensed financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported. Actual results could differ materially from those estimates. The results of operations and cash flows for the periods shown are not necessarily indicative of the results to be expected for the full year.

2. Summary of Significant Accounting Policies

(a) Comprehensive Income (Loss)

ASC 220, “ Comprehensive Income ” establishes standards for the reporting and display of comprehensive income (loss) and its components in the financial statements. As at June 30, 2018 and September 30, 2017, the Company had no items that affected comprehensive income (loss).

(b) Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3. Inventory

	June 30, 2018 $	September 30, 2017 $

Custom cables	8,250	3,045
Electronic peripherals	4,902	5,382

	13,152	8,427

4. Related Party Transactions

As at June 30, 2018, the Company owed $11,145 (September 30, 2017 - $11,145) to a company controlled by the President of the Company which is unsecured, non-interest bearing, and due on demand.

5. Concentration Risk

The Company extends credit to customers on an unsecured basis in the normal course of business. The Company’s policy is to perform an analysis of the recoverability of its receivables at the end of each reporting period and to establish allowances where appropriate. The Company analyzes historical bad debts and contract losses, customer concentrations, and customer credit-worthiness when evaluating the adequacy of the allowances.

During the nine months ended June 30, 2018, the Company had one customer (2017 – one customer) which accounted for 100% (2017 – 100%) of total revenues.

3AM ENTERPRISES INC.

Financial Statements

September 30, 2017

(Expressed in Canadian dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of 3AM Enterprises Inc.

We have audited the accompanying balance sheets of 3AM Enterprises Inc. as of September 30, 2017 and 2016, and the related statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2017 and 2016, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/s/ SATURNA GROUP CHARTERED PROFESSIONAL ACCOUNTANTS LLP

Saturna Group Chartered Professional Accountants LLP

Vancouver, Canada

February 6, 2018

3AM ENTERPRISES INC.

Balance Sheets

(Expressed in Canadian dollars)

	September 30, 2017 $	September 30, 2016 $

ASSETS

Current assets

Cash	15,585	11,155
Accounts receivable, net of allowance for doubtful accounts of $1,688 (2016 - $11,312)	–	1,791
Amounts receivable	3,502	4,627
Corporate taxes receivable	4,469	1,969
Inventory (Note 3)	8,427	15,806

Total assets	31,983	35,348

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities

Accounts payable and accrued liabilities	2,406	3,918
Due to related party (Note 4)	11,145	11,145

Total liabilities	13,551	15,063

Nature of operations (Note 1)

Stockholders’ equity

Common stock
Authorized: unlimited common shares, no par value 1,000 shares issued and outstanding	100	100
Retained earnings	18,332	20,185

Total stockholders’ equity	18,432	20,285

Total liabilities and stockholders’ equity	31,983	35,348

The accompanying notes are an integral part of these condensed financial statements)

3AM ENTERPRISES INC.

Statements of Operations and Comprehensive Loss

(Expressed in Canadian dollars)

	Year ended	Year ended
	September 30,	September 30,
	2017	2016
	$	$

Revenue	12,756	55,784
Cost of sales	4,601	43,365

Gross margin	8,155	12,419

Operating expenses

Bad debts	1,688	10,751
General and administrative	317	1,277
Professional fees	1,852	2,575

Total operating expenses	3,857	14,603

Net loss before other expense	4,298	(2,184)

Write-down of inventory	(6,151)	–

Net loss before income taxes	(1,853)	(2,184)

Income tax recovery (Note 6)	–	339

Net loss and comprehensive loss	(1,853)	(1,845)

Net loss per share, basic and diluted	(1.85)	(1.85)

Weighted average shares outstanding	1,000	1,000

The accompanying notes are an integral part of these condensed financial statements)

3AM ENTERPRISES INC.

Statements of Stockholders’ Equity

(Expressed in Canadian dollars)

	Common stock		Retained earnings $	Total stockholders’ equity $
	Number of shares	Amount $

Balance, September 30, 2015	1,000	100	22,030	22,130

Net loss for the year	–	–	(1,845)	(1,845)

Balance, September 30, 2016	1,000	100	20,185	20,285

Net loss for the year	–	–	(1,853)	(1,853)

Balance, September 30, 2017	1,000	100	18,332	18,432

The accompanying notes are an integral part of these condensed financial statements)

3AM ENTERPRISES INC.

Statements of Cash Flows

(Expressed in Canadian dollars)

	Year ended	Year ended
	September 30,	September 30,
	2017	2016
	$	$

Operating activities

Net loss	(1,853)	(1,845)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Bad debts	1,688	10,751

Changes in operating assets and liabilities:
Accounts receivable	103	6,372
Amounts receivable	1,125	(656)
Corporate taxes receivable	(2,500)	(1,838)
Inventory	7,379	6,530
Accounts payable	(1,512)	(24,743)
Due to related party	–	(4,267)

Net cash provided by (used in) operating activities	4,430	(9,696)

Increase (decrease) in cash	4,430	(9,696)

Cash, beginning of year	11,155	20,851

Cash, end of year	15,585	11,155

Supplemental disclosures:

Interest paid	–	–
Income taxes paid	–	–

The accompanying notes are an integral part of these condensed financial statements)

3AM ENTERPRISES INC.

Notes to the Financial Statements

Years Ended September 30, 2017 and 2016

(Expressed in Canadian dollars)

1.Nature of Operations

3AM Enterprises Inc., (the “Company”), was incorporated in Ontario, Canada on October 10, 2006. The Company is in the business of selling custom cables and electronic peripherals.

2.Significant Accounting Policies

(a)Basis of Presentation

These financial statements and related notes are prepared in accordance with accounting principles generally accepted in the United States and are expressed in Canadian dollars. The Company’s fiscal year-end is September 30.

(b)Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. It also requires management to exercise its judgment in the processing of applying the Company’s accounting policies. The Company regularly evaluates estimates and assumptions related to allowance for doubtful accounts, valuation of inventory, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. The impacts of such estimates and judgments are pervasive throughout the financial statements, and may require accounting adjustments based on future occurrences. Revisions to accounting estimates and judgments are recognized in the period in which the estimate is revised and future periods if the revision affects both current and future periods. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

(c)Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

(d)Accounts Receivable

The Company recognizes allowances for doubtful accounts to ensure accounts receivable are not overstated due to the inability or unwillingness of its customers to make required payments. The allowance is based on the business environment, historical bad debt expense, the age of receivables, and the specific identification of receivables the Company considers at risk. The Company reviews the adequacy of its allowance for doubtful accounts on a regular basis.

(e)Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provides that deferred income tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred income tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred income tax assets to the amount that is believed to be more likely than not to be realized.

3AM ENTERPRISES INC.

Notes to the Financial Statements

Years Ended September 30, 2017 and 2016

(Expressed in Canadian dollars)

2.Significant Accounting Policies (continued)

(f)Foreign Currency Translation

The Company’s functional and reporting currency is the Canadian dollar. Transactions may occur in foreign currencies and management has adopted ASC 830, “Foreign Currency Translation Matters”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the statement of operations.

(g)Financial Instruments and Fair Value Measures

ASC 820, “Fair Value Measurements and Disclosures”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts receivable, amounts receivable, corporate taxes receivable, accounts payable and accrued liabilities, and amounts due to a related party. Pursuant to ASC 820, the fair value of cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

(h)Revenue Recognition

The Company derives revenue from the sale of custom cables and electronic peripherals. In accordance with ASC 605, “Revenue Recognition”, revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the amount is fixed and determinable, and collectability is reasonably assured.

3AM ENTERPRISES INC.

Notes to the Financial Statements

Years Ended September 30, 2017 and 2016

(Expressed in Canadian dollars)

2.Summary of Significant Accounting Policies (continued)

(i)Inventory

Inventory is comprised of custom cables and electronic peripherals, and is recorded at the lower of cost or net realizable value on a first-in first-out basis. The Company establishes inventory reserves for estimated obsolete or unsaleable inventory equal to the difference between the cost of inventory and the estimated realizable value based upon assumptions about future and market conditions.

(j)Comprehensive Income (Loss)

ASC 220, “Comprehensive Income” establishes standards for the reporting and display of comprehensive income (loss) and its components in the financial statements. As at September 30, 2017, the Company had no items that affected comprehensive income (loss).

(k)Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.Inventory

	2017 $	2016 $

Custom cables	3,045	4,272
Electronic peripherals	5,382	11,534

	8,427	15,806

4.Related Party Transactions

As at September 30, 2017, the Company owed $11,145 (2016 - $11,145) to a company controlled by the President of the Company which is unsecured, non-interest bearing, and due on demand.

5.Concentration Risk

The Company extends credit to customers on an unsecured basis in the normal course of business. The Company’s policy is to perform an analysis of the recoverability of its receivables at the end of each reporting period and to establish allowances where appropriate. The Company analyzes historical bad debts and contract losses, customer concentrations, and customer credit-worthiness when evaluating the adequacy of the allowances.

During the year ended September 30, 2017, the Company had one customer which accounted for 100% (2016 – 96%) of total revenues.

3AM ENTERPRISES INC.

Notes to the Financial Statements

Years Ended September 30, 2017 and 2016

(Expressed in Canadian dollars)

6.Income Taxes

The Company is subject to income taxes at a combined rate of 15.5%. The reconciliation of the provision for income at taxes the statutory rate compared to the Company’s income tax expense as reported is as follows:

	2017 $	2016 $

Net loss before income taxes	(1,853)	(2,184)

Statutory income tax rate	15.5%	15.5%

Income tax recovery at statutory rate	(287)	(339)
		-
Change in valuation allowance	287	–

Provision for income taxes recovery	–	(339)

Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting processes. Deferred income tax assets and liabilities at September 30, 2017 and 2016 are comprised of the following:

	2017 $	2016 $

Net operating losses carried forward	626	339
Valuation allowance	(626)	(339)

Net deferred tax asset	–	–

The Company has net operating losses carried forward of $4,037 which may be carried forward to apply against future years’ taxable income, subject to the final determination by taxation authorities, expiring in the following years:

$

2036	2,184
2037	1,853

4,037

3AM TECHNOLOGIES, INC.

Pro Forma Financial Statements

May 31, 2018

(Expressed in US dollars)

(Unaudited)

INTRODUCTION

The following unaudited pro forma financial statements are based on our historical financial statements and 3AM Enterprises Inc.’s historical financial statements as adjusted to give effect to the proposed acquisition of 3AM Enterprises Inc. The unaudited pro forma statements of operations for the year ended May 31, 2018 give effect to the acquisition of 3AM Enterprises Inc. as if it had occurred on June 1, 2016. The unaudited pro forma balance sheet as of May 31, 2018 gives effect to the acquisition of 3AM Enterprises Inc. as if it had occurred on May 31, 2018.

The pro forma financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

3AM TECHNOLOGIES, INC.

Pro Forma Balance Sheet

(Expressed in US dollars)

(Unaudited)

	3TI As at May 31, 2018 $	3EI As at May 31, 2018 $	Note 3	Pro Forma Adjustments $	Pro Forma May 31, 2018 $

Assets

Current assets

Cash	828	9,883		–	10,711

Accounts receivable	–	4,313		–	4,313
Amounts receivable	–	2,107		–	2,107
Corporate taxes receivable	–	3,448		–	3,448
Prepaid expenses	1,871	–			1,871
Inventory	–	9,125		–	9,125

Total current assets	2,699	28,876		–	31,575

Long-term assets

Goodwill	–	–	(a)	25,000	25,000

Total assets	2,699	28,876		25,000	56,575

Liabilities and stockholders’ equity

Current liabilities

Accounts payable	18,075	33		–	18,108
Note payable	–	–	(a)	45,245	45,245
Due to related parties	10,012	8,598		–	18,610

Total liabilities	28,087	8,631		45,245	81,963

Stockholders’ equity

Common stock	4,500	88	(a)	(88)	4,500

Additional paid-in capital	40,500	–		–	40,500

Accumulated other comprehensive loss	–	(3,697)	(a)	3,697	–

Retained earnings (deficit)	(70,388)	23,854	(a)	(23,854)	(70,388)

Total stockholders’ equity (deficit)	(25,388)	20,245		(20,245)	(25,388)

Total liabilities and stockholders’ equity	2,699	28,876		25,000	56,575

3AM TECHNOLOGIES, INC.

Pro Forma Statement of Operations

(Expressed in US dollars)

(Unaudited)

	3TI Year Ended May 31, 2018 $	3EI Year Ended June 30, 2018 $	Pro Forma Adjustments $	Pro Forma May 31, 2018 $

Revenue	–	12,715	–	12,715
Cost of sales	–	5,043	–	5,043

Gross margin	–	7,672	–	7,672

Expenses

Bad debts	–	1,330	–	1,330
General and administrative	26,777	196	–	26,973
Professional fees	–	13,269	–	13,269
Write-down of inventory	–	4,870	–	4,870

Total expenses	26,777	19,665	–	46,442

Net loss for the period	(26,777)	(11,993)	–	(38,770)

Pro forma loss per share (Note 4)

Net loss per share, basic and diluted				(0.01)

3AM TECHNOLOGIES, INC.

Notes to the Pro Forma Financial Statements

May 31, 2018

(Expressed in US dollars)

(Unaudited)

1. Basis of Presentation

3am Technologies, Inc. (“3TI”) was incorporated in the State of Nevada on March 13, 2014. The Company has been in the development stage since its formation and has not yet commenced business operations.

3TI is planning to acquire 3AM Enterprises, Inc. (“3EI”) at a proposed price of the fair value of 3EI’s net assets and $25,000.

These unaudited pro forma financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in US dollars. These pro forma financial statements do not contain all of the information required for annual financial statements. Accordingly, they should be read in conjunction with the most recent annual financial statements of 3TI and 3EI.

These pro forma financial statements have been compiled from and include:

(a) an unaudited pro forma balance sheet combining the balance sheet of 3TI as at May 31, 2018 with the balance sheet of 3EI as at May 31, 2018, giving effect to the transaction as if it occurred on May 31, 2018; and

(b) an unaudited pro forma statement of operations combining the unaudited statement of operations of 3TI for the year ended May 31, 2018 with the unaudited statement of operations of 3EI for the year ended June 30, 2018, giving effect to the transaction as if it occurred on June 1, 2016; and

The unaudited pro forma financial statements have been compiled using the significant accounting policies as set out in the financial statements of 3TI for the year ended May 31, 2018. The functional and reporting currency of 3TI is the United States dollar while the functional and reporting currency of 3EI is the Canadian dollar. Based on the review of the accounting policies of 3EI, it is 3TI management’s opinion that, other than the differences in the functional and reporting currencies, there are no material accounting differences between the accounting policies of 3TI and 3EI. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of 3TI.

It is management’s opinion that these pro forma financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with US GAAP applied on a basis consistent with 3TI ’s accounting policies. No adjustments have been made to reflect potential cost savings that may occur subsequent to completion of the transaction. The pro forma statement of operations does not reflect non-recurring charges or credits directly attributable to the transaction, of which none are currently anticipated.

The unaudited pro forma financial statements are not intended to reflect the results of operations or the financial position of 3TI which would have actually resulted had the proposed transaction been effected on the dates indicated. Further, the unaudited pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future. The actual pro forma adjustments will depend on a number of factors, and could result in a change to the unaudited pro forma financial statements.

3AM TECHNOLOGIES, INC.

Notes to the Pro Forma Financial Statements

May 31, 2018

(Expressed in US dollars)

(Unaudited)

2. Proposed Transaction

3TI is planning to acquire 3EI at a proposed price of the fair value of 3EI’s net assets and $25,000 (the “Transaction”).

The Transaction will be treated as a business combination with 3TI as the accounting acquirer and 3EI as the accounting acquiree under the acquisition method of accounting. The pro forma financial statements reflect the assets and liabilities of 3EI recognized and measured at their carrying value before the combination and the assets and liabilities of 3TI. The equity structure reflects the equity structure of 3TI.

3. Pro Forma Assumptions and Adjustments

The unaudited pro forma financial statements incorporate the following pro forma assumptions:

(a)The Transaction will be treated as a business combination with 3TI as the accounting acquirer and 3EI as the accounting acquiree under the acquisition method of accounting. The preliminary allocation of the consideration is summarized in the table below and is subject to change.

Net book value of 3EI net assets assumed	$

Cash	9,883
Accounts receivable	4,313
Amounts receivable	2,107
Corporate taxes receivable	3,448
Inventory	9,125
Accounts payable	(33)
Due to related parties	(8,598)

3EI net assets assumed	20,245

Additional cash payment	25,000

Total consideration	45,245

(b)The functional currency of 3EI is the Canadian dollar. The functional currency of the continuing merged companies will be United States dollars. Accordingly, the financial statements of 3EI were translated into United States dollars using the current rate method. Assets and liabilities of 3EI were translated into United States dollars at the rate of exchange in effect at the date of the balance sheet. For purposes of the pro forma balance sheet, an exchange rate of Cdn$1 to US$0.7715 was used. Expenses were translated into United States dollars at the average exchange rates for the period. For purposes of the pro forma statements of operations, an average exchange rate of Cdn$1 to US$0.7877 was used for the year ended June 30, 2018.

3AM TECHNOLOGIES, INC.

Notes to the Pro Forma Financial Statements

May 31, 2018

(Expressed in US dollars)

(Unaudited)

4. Pro Forma Loss Per Share

Pro forma basic and diluted loss per share for the years ended May 31, 2018 have been calculated based on the number of 3TI common shares outstanding as of May 31, 2018.

Year Ended May 31, 2018 $

Basic pro forma loss per share computation

Numerator:
Pro forma net loss available to shareholders	(38,770)

Denominator:
3TI weighted average shares outstanding	4,500,000

Basic and diluted pro forma loss per share	(0.01)

3AM TECHNOLOGIES, INC.

20,000,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Date of This Prospectus is March ____, 2018

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the Company, are as follows:

SEC Registration Fee	$20.14
Accounting/Administrative Fees and Expenses	$15,000
Blue Sky Fees/Expenses	$1,000
Legal Fees/Expenses	$15,000
Transfer Agent Fees	$5,000
Miscellaneous Expenses	$2,000
Total	$38,020.14

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our directors and officers are indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

RECENT SALES OF UNREGISTERED SECURITIES

On February 2, 2015, we issued a total of 3,500,000 common shares to our President, Simon Gee for total consideration of $35,000, or $0.01 per share.

On November 26, 2014, we issued a total of 1,000,000 common shares to our Vice President, Gordon Rioux for total consideration of $10,000, or $0.01 per share.

The shares were issued to both subscribers pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation S of the Securities Act of 1933 on the basis that the subscribers represented to us that they were not a “U.S. Person” as such term is defined in Regulation S.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Document Description
3.1	Articles of Incorporation (incorporated by reference to our Registration Statement on Form S-1 filed on April 1, 2016 as Exhibit 3.1).
3.2	Bylaws (incorporated by reference to our Registration Statement on Form S-1 filed on April 1, 2016 as Exhibit 3.2).
5.1	Opinion of W.L. Macdonald Law Corporation (incorporated by reference to our Registration Statement on Form S-1/A filed on September 30, 2016 as Exhibit 5.1)
10.1	Letter of intent with 3AM Enterprises Inc., dated February 1, 2016 (incorporated by reference to our Registration Statement on Form S-1 filed on April 1, 2016 as Exhibit 10.1).
10.2	Form of Subscription Agreement in connection with the Offering (incorporated by reference to Exhibit 10.2 of our Registration Statement on Form S-1/A filed on August 3, 2018)
23.1	Consent of MaloneBailey, LLP, Certified Public Accountants [Filed herewith]
23.2	Consent of Saturna Group Chartered Professional Accountants LLP [Filed herewith]
23.3	Opinion of W.L. Macdonald Law Corporation (incorporated by reference to Exhibit 5.1 of our Registration Statement on Form S-1/A filed on September 30, 2016)

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2.That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

6.That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Toronto, Province of Ontario, Canada, on this 24th day of September 2018.

3AM TECHNOLOGIES, INC.

By:	/s/Simon Gee
Simon Gee
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/Simon Gee
Simon Gee
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

By:	/s/Gordon Rioux
Gordon Rioux
Vice President and Director

Date: September 24, 2018